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                                  EXHIBIT 23.2









                          INDEPENDENT AUDITORS' CONSENT



     The Board of Directors
     Concorde Gaming Corporation:


     We consent to incorporation by reference in the registration statement (No. 33-52388) on Form S-8 of Concorde Gaming Corporation of our report dated November 21, 1997, relating to the consolidated balance sheet of Concorde Gaming Corporation and subsidiaries as of September 30, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended September 30, 1997, which report appears in the September 30, 1998, annual report on Form 10-KSB of Concorde Gaming Corporation.



                                                 /s/ KPMG Peat Marwick LLP

                                                 KPMG Peat Marwick LLP





     Minneapolis, Minnesota
     January 8, 1999